SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RYAN'S FAMILY STEAK HOUSES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RYAN’S FAMILY STEAK HOUSES, INC.
405 Lancaster Avenue (29650)
Post Office Box 100 (29652)
Greer, South Carolina

March 22, 2004

To Our Shareholders:

     We cordially invite you to attend the Annual Meeting of Shareholders of Ryan’s Family Steak Houses, Inc. on Wednesday, May 5, 2004. The meeting will begin at 11:00 a.m. at the Greenville/Spartanburg Airport Marriott in Greenville, South Carolina.

     The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter. The Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

     The vote of every shareholder is important. To ensure proper representation of your shares at the meeting, please complete, sign and date the enclosed Proxy Card and return it as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will ensure that your vote will be counted if you are unable to attend.

Sincerely,

Janet J. Gleitz Secretary

RYAN’S FAMILY STEAK HOUSES, INC.
405 Lancaster Avenue (29650)
Post Office Box 100 (29652)
Greer, South Carolina

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 5, 2004

To Our Shareholders:

     Ryan’s Family Steak Houses, Inc. will hold its Annual Meeting of Shareholders at the Greenville/Spartanburg Airport Marriott, Greenville, South Carolina, on Wednesday, May 5, 2004, at 11:00 a.m. for the following purposes:

(1)	To elect seven (7) directors to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

(2)	To consider and vote on a proposal to amend Ryan’s Articles of Incorporation to change Ryan’s name to Ryan’s Restaurant Group, Inc.;

(3)	To consider and vote on a proposal to ratify the appointment of KPMG LLP as independent auditors for Ryan’s for the current fiscal year; and

(4)	To transact any other business properly presented at the meeting or any adjournment.

     If you were a shareholder of record at the close of business on March 3, 2004, you may vote at the Annual Meeting.

By Order of the Board of Directors,

Janet J. Gleitz Secretary

March 22, 2004
Greer, South Carolina

     A Proxy Card is enclosed. To ensure that your shares will be voted at the Annual Meeting, please complete, sign and date the enclosed Proxy Card and return it as soon as possible in the enclosed, postage-paid, addressed envelope. No additional postage is required if mailed in the United States. If you return your signed Proxy Card, you retain your right to vote if you attend the meeting.

RYAN’S FAMILY STEAK HOUSES, INC.
405 Lancaster Avenue (29650)
Post Office Box 100 (29652)
Greer, South Carolina
(864) 879-1000

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

     The Board of Directors of Ryan’s Family Steak Houses, Inc. is furnishing this Proxy Statement in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders to be held at 11:00 a.m. on Wednesday, May 5, 2004, at the Greenville/Spartanburg Airport Marriott, Greenville, South Carolina. The approximate mailing date of this Proxy Statement is March 22, 2004.

     Shareholders of record at the close of business on March 3, 2004, are entitled to notice of and to vote at the Annual Meeting. On that date, 42,226,000 shares of Ryan’s Common Stock, $1.00 par value per share, were outstanding. Holders of Common Stock are entitled to one vote for each share held of record on March 3, 2004, on all matters properly presented at the Annual Meeting or any adjournment.

     If you give a proxy, you may revoke it at any time before it is exercised by:

•	submitting a written notice of revocation (dated later than the proxy card) to the Secretary to one of the above addresses at or before the Annual Meeting;

•	submitting another proxy that is properly signed and dated later than the prior proxy; or

•	voting in person at the meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy).

     Unless you revoke your proxy by following the above instructions, your proxy will be voted as you specify. If you do not specify how to vote your shares, all shares represented by a proxy that is received by Ryan’s transfer agent will be voted FOR the proposal to elect as directors of Ryan’s the nominees named in this Proxy Statement, FOR the proposal to amend Ryan’s Articles of Incorporation to change Ryan’s name to Ryan’s Restaurant Group, Inc., FOR the proposal to ratify the appointment of KPMG LLP as independent auditors for Ryan’s for the current fiscal year, and in the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting and any and all adjournments and on matters incident to the conduct of the meeting.

     An automated system administered by Ryan’s transfer agent tabulates the votes. Ryan’s bylaws require the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock at March 3, 2004, to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in determining the number of shares present and able to vote. Each is tabulated separately. In connection with the election of directors and the proposal to ratify the appointment of KPMG LLP as independent auditors, abstentions and broker non-votes are not counted. In connection with the proposal to amend Ryan’s Articles of Incorporation to change Ryan’s name to Ryan’s Restaurant Group, Inc., abstentions and broker non-votes will be counted as votes against the proposal.

     Directors will be elected by a plurality of votes cast at the Annual Meeting. Shareholders do not have a right to cumulate their votes for directors. Approval of the proposal to amend Ryan’s Articles of Incorporation to change Ryan’s name to Ryan’s Restaurant Group, Inc. will require the affirmative vote of holders of two-thirds of the outstanding shares of Common Stock on March 3, 2004. Ratification of the appointment of KPMG LLP as independent auditors will require the affirmative vote of holders of a majority of the shares voting on the issue at the Annual Meeting.

ELECTION OF DIRECTORS
(Item #1 on the Proxy)

     The following seven persons are nominees for election at the Annual Meeting as directors to serve until the next annual meeting or until their successors are duly elected and qualified: Charles D. Way, G. Edwin McCranie, Barry L. Edwards, James M. Shoemaker, Jr., Harold K. Roberts, Jr., James D. Cockman, and Brian S. MacKenzie. Unless you indicate otherwise, the persons named in the enclosed proxy card intend to nominate and vote for these nominees.

     Management believes that all of the nominees will be available and able to serve as directors, but if any nominee is not available or able to serve, the Common Stock represented by the proxies will be voted for the substitute that the Board of Directors designates.

     The following table lists for each nominee for director the name, age, principal occupation, years of service as a director, and Common Stock beneficially owned as of March 3, 2004.

						Percent of
						Outstanding
				Aggregate		Represented by
				Number of		Aggregate
				Shares		Number of
				Beneficially		Shares
			Director	Owned as of		Beneficially
Name	Age	Principal Occupation	Since	March 3, 2004(9)		Owned(10)
Charles D. Way	51	Chairman of the Board, President	1981	331,076	(11)	0.8%
		and Chief Executive Officer of
		Ryan’s

G. Edwin McCranie	55	Executive Vice President of	1991	290,097		0.7%
		Ryan’s

Barry L. Edwards(3)(4)(5)(6)	56	Executive Vice President and	1982	116,096		0.3%
		Chief Financial Officer,
		Sourcecorp, Incorporated

James M. Shoemaker, Jr.	71	Member, Wyche, Burgess,	1982	78,004	(12)	0.2%
(1)(2)(6)(7)		Freeman & Parham, P.A.

Harold K. Roberts, Jr.	53	President and Chief Executive
(2)(3)(4)(6)(7)		Officer, Statewide Title, Inc.	1988	80,000		0.2%

James D. Cockman (1)(2) (6)(7)	71	Investor	1993	78,000		0.2%

Brian S. MacKenzie(1)(3)	52	Senior Vice President, Sales	1993	79,000	(13)	0.2%
(4)(6)		and Marketing, International
		Surface Preparation
		Corporation

(1)	Member of the Executive Committee. The committee met once during fiscal 2003 to provide long-term direction for Ryan’s.

(2)	Member of the Nominating Committee. The Nominating Committee met once during fiscal 2003 to recommend members of the Board. Ryan’s Nominating Committee will consider nominees to the Board recommended by shareholders of Ryan’s for the 2005 Annual Meeting of Shareholders. See “Proposals of Shareholders”.

(3)	Member of the Compensation Committee. The committee met three times during fiscal 2003 to review and submit to the Board recommendations respecting the salary, bonus and option grants under Ryan’s 1998 and 2002 Stock Option Plans to Ryan’s executive officers and key employees.

(4)	Member of the Audit Committee. The Audit Committee met with representatives of Ryan’s independent auditors five times during fiscal 2003 to review the scope and results of their audit. All of the members of the Audit Committee are independent within the meaning of applicable standards of the Securities and Exchange Commission (the “SEC”) and Nasdaq.

(5)	The Board has determined that Mr. Edwards is an “audit committee financial expert” within the meaning of applicable SEC standards.

(6)	Director whom the Board has determined to be independent within the meaning of Nasdaq listing standards.

(7)	Member of the Governance Committee. The committee met once during fiscal 2003 to review Ryan’s policies and procedures.

(8)	Lead Director. Mr. MacKenzie has been elected by the executive session of the Board, composed of non-management Directors, to serve as Lead Director. This position serves as the primary liaison between the Board and the Chief Executive Officer.

(9)	Includes 260,000 shares for Mr. Way, 279,500 shares for Mr. McCranie, 62,500 shares for Mr. Edwards, 55,000 shares for Mr. Shoemaker, 55,000 shares for Mr. Roberts, 62,500 shares for Mr. Cockman and 70,000 shares for Mr. MacKenzie that may be acquired within 60 days of March 3, 2004, through the exercise of stock options.

(10)	Under Rule 13d-3 of the Securities Exchange Act of 1934, as amended, the percentages of total outstanding shares were computed assuming that shares that can be acquired within 60 days of March 3, 2004, upon the exercise of options by a given person are outstanding, but shares others may similarly acquire are not outstanding.

(11)	Mr. Way’s wife owns 5,000 of these shares. Mr. Way may be deemed to share voting and investment power regarding these shares.

(12)	Mr. Shoemaker’s wife owns 3,000 of these shares. Mr. Shoemaker may be deemed to share voting and investment power regarding these shares.

(13)	A trust for the benefit of Mr. MacKenzie’s minor child holds 750 of these shares.

   The Board met four times during fiscal 2003. All directors attended personally or by telephone all meetings of the Board and committees on which they served.

Business Experience of Nominees for Director

     Charles D. Way became the Chairman of the Board of Ryan’s in October 1992. Mr. Way became President and Chief Executive Officer of Ryan’s in October 1989. From June 1988 to October 1989, he served as President. From May 1986 to June 1988, he served as Executive Vice President, Treasurer and Secretary. From January 1981 through April 1986, he served as Vice President-Finance, Treasurer and Secretary. Mr. Way joined Ryan’s in June 1979 as Controller. Mr. Way is also a director of World Acceptance Corporation.

     G. Edwin McCranie was promoted to Executive Vice President of Ryan’s in January 1995. From November 1991 to December 1994, he served as Executive Vice President-Purchasing. From January 1989 to October 1991, he served as Vice President-Purchasing. Mr. McCranie joined Ryan’s in 1986 and served as Director of Purchasing through 1988.

     Barry L. Edwards has served as Executive Vice President and Chief Financial Officer of Sourcecorp, Incorporated, a provider of document and information outsourcing services, since August 2000. He served as Executive Vice President and Chief Financial Officer of Amresco, Inc., an asset management company, from November 1994 to March 2000. He served as Vice President and Treasurer of The Liberty Corporation, engaged primarily in the life insurance business, from 1979 to November 1994.

     James M. Shoemaker, Jr. has been an attorney with Wyche, Burgess, Freeman & Parham, P.A., the law firm that is general counsel to Ryan’s, since 1965. Mr. Shoemaker also is a director of Palmetto Bancshares, Inc. and Span-America Medical Systems, Inc.

     Harold K. Roberts, Jr. has served as President and Chief Executive Officer of Statewide Title, Inc., a real estate title insurance agency, since 1989. Mr. Roberts was a partner in the firm of Roberts and Morgan, certified public accountants, from October 1989 until December 1996.

     James D. Cockman is a private investor. From 1989 until 1992, he served as Chairman of the Sara Lee Food Service Division of Sara Lee Corp., which engages in the business of processing and distributing food products. In addition, Mr. Cockman was Chief Executive Officer of several Sara Lee operating companies for 17 years prior to 1989.

     Brian S. MacKenzie has served as Senior Vice President – Sales and Marketing of International Surface Preparation Corporation, a manufacturer and distributor of surface preparation and finishing equipment, supplies and services, since 2003. He served as Chief Operating Officer of Samling Strategic Corporation SDN BHD, a forest products manufacturing company, from October 1999 to 2003. He served as Chief Executive Officer of Paper Space, Inc., a distribution company, from June 2000 to December 2002. He served as Chief Operating Officer of New Hope Communications, Inc., a publishing company, from December 1998 to October 1999. He served as President and Chief Executive Officer of Builder Marts of America, Inc. from October 1993 to August 1998. From May 1991 to October 1993, he served as Builder Marts’ President and Chief Operating Officer after serving as President of its Building Materials Retail Division from July 1990 to May 1991. Builder Marts is a wholesale distributor of building materials and supplies.

Director Nominations

     Ryan’s nominating committee has a written charter, which is available on Ryan’s website at www.ryansinc.com. All of the members of Ryan’s nominating committee are independent within the meaning of Nasdaq listing standards.

     The nominating committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Janet J. Gleitz, Secretary, Ryan’s Family Steak Houses, Inc., Post Office Box 100, Greer, South Carolina 29652 that sets forth (i) the name of each person whom the shareholder recommends be considered as a nominee; (ii) a business address and telephone number for each nominee (an e-mail address may also be included) and (iii) biographical information regarding such person, including the person’s employment and other relevant experience. Shareholder recommendations will be considered only if received no later than the 120th calendar day before the first anniversary of the date of Ryan’s proxy statement in connection with the previous year’s annual meeting (no later than November 15, 2004 with respect to recommendations for nominees to be considered at the 2005 Annual Meeting of Shareholders).

     Ryan’s nominating committee believes that a nominee recommended for a position on Ryan’s Board of Directors must meet the following minimum qualifications:

•	he or she must be over 21 years of age;

•	he or she must have experience in a position with a high degree of responsibility in a business or other organization;

•	he or she must be able to read and understand basic financial statements;

•	he or she must possess integrity and have high moral character;

•	he or she must be willing to apply sound, independent business judgment; and

•	he or she must have sufficient time to devote to Ryan’s.

     The nominating committee identifies potential nominees for director, other than potential nominees who are current directors standing for reelection, through business and other contacts. The nominating committee may in the future choose to retain a professional search firm to identify potential nominees for director. In addition, the nominating committee will consider potential nominees who are recommended by shareholders.

     Ryan’s nominating committee evaluates a potential nominee by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:

•	whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any scientific, governmental, educational, or other non-profit organization;

•	whether the potential nominee has experience and expertise that is relevant to Ryan’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting Ryan’s;

•	whether the potential nominee is highly accomplished in his or her respective field;

•	whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;

•	whether the potential nominee is independent, as defined by Nasdaq listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of Ryan’s and its shareholders, and whether he or she is willing and able to represent the interests of all shareholders of Ryan’s; and

•	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of Ryan’s business.

     In addition, with respect to an incumbent director whom the nominating committee is considering as a potential nominee for re-election, Ryan’s nominating committee reviews and considers the incumbent director’s service to Ryan’s during his or her term, including the number of meetings attended, level of participation, and overall contribution to Ryan’s. The manner in which the nominating committee evaluates a potential nominee will not differ based on whether the potential nominee is recommended by a shareholder of Ryan’s.

     Each of the nominees for director at the 2004 Annual Meeting of Shareholders is a current director standing for re-election.

     Ryan’s did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the 2004 Annual Meeting of Shareholders. Ryan’s independent directors did not receive, by December 1, 2003 (the 120th calendar day before the first anniversary of the date of Ryan’s 2003 proxy statement), any recommended nominee from a shareholder who beneficially owns more than 5% of Ryan’s stock or from a group of shareholders who beneficially own, in the aggregate, more than 5% of Ryan’s stock.

Communications Between Shareholders and Board of Directors

     The Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board or any one or more of the individual Directors to Janet J. Gleitz, Ryan’s Secretary, by mail (c/o Janet J. Gleitz, Secretary, Ryan’s Family Steak Houses, Inc., Post Office Box 100, Greer, South Carolina 29652) or by e-mail (jjgleitz@ryansinc.com). All written communications will be compiled by Ryan’s Secretary and promptly submitted to the individual Directors being addressed or to the Board (to the attention of Barry L. Edwards, the Chairman of the Audit Committee, for communications relating to financial statements, accounting matters or internal controls, or to the attention of Brian S. MacKenzie, the Lead Director, for communications relating to all other matters). Alternatively, shareholders may e-mail communications to the Board. E-mail communications relating to financial statements, accounting matters or internal controls should be addressed to Barry L. Edwards at barryedwards@srcp.com. E-mail communications relating to all other matters should be addressed to Brian S. MacKenzie at mackenzieb@worldnet.att.net.

Board Member Attendance at Annual Meetings

     It is Ryan’s policy that all of Ryan’s directors and nominees for election as directors at the Annual Meeting attend the Annual Meeting except in cases of extraordinary circumstances. All of the nominees for election at the 2003 Annual Meeting of Shareholders (who constituted all directors) attended the 2003 Annual Meeting of Shareholders, and Ryan’s expects all nominees and directors to attend the 2004 Annual Meeting of Shareholders.

Code of Ethics

     Ryan’s has adopted a Code of Financial Ethics that applies to Ryan’s Chief Executive Officer, all other executive officers, and all key financial and accounting personnel. In addition, Ryan’s has a Code of Conduct that applies to corporate office and store management personnel. The Code of Financial Ethics and Code of Conduct are posted on Ryan’s web site at www.ryansinc.com. Ryan’s expects to revise its Code of Conduct prior to the Annual Meeting to conform it to the requirements of the new NASD corporate governance rules, and will promptly post such revisions on its website.

Compensation of Directors

     During 2003, Ryan’s paid to non-management directors a quarterly retainer of $5,000 ($20,000 per year), plus $1,500 for each Board meeting attended, $1,000 ($1,500 for chairman) for each committee meeting attended in person, and $500 for each committee meeting attended by teleconference. In addition, the Chairman of the Audit Committee and the Lead Director began receiving a quarterly retainer of $2,500 ($10,000 per year per position). Under this arrangement, directors were paid as follows during fiscal 2003: Mr. Cockman, $28,500; Mr. Edwards, $39,000; Mr. MacKenzie, $40,500; Mr. Roberts, $34,500; and Mr. Shoemaker, $28,000. Directors who are also officers received no payments for attending Board or committee meetings.

     In accordance with the 2002 Stock Option Plan, on October 31, 2003, Ryan’s granted options for 5,000 shares of Common Stock to each of Messrs. Edwards, Shoemaker, Roberts, Cockman, and MacKenzie. The options had an exercise price of $13.94 per share (the per share market value on the date of grant), were exercisable beginning six months after the grant date and expire on October 31, 2013.

Vote Required To Elect Directors

     Directors will be elected by a plurality of votes cast at the Annual Meeting. Shareholders do not have a right to cumulate their votes for directors. Abstentions and broker non-votes are not counted in determining the votes cast for directors.

     The Board of Directors unanimously recommends a vote FOR the election of each nominee listed in this Proxy Statement.

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

     To the extent known to Ryan’s, the only persons or groups that beneficially owned 5% or more of the outstanding shares of Ryan’s Common Stock as of March 3, 2004 are shown in the following table:

Name and Address	Amount of	Percent of
of Beneficial Owner	Beneficial Ownership	Class
Private Capital Management, Inc.(1)	6,434,126	15.2%
8889 Pelican Bay Boulevard, Suite 500 Naples, FL 34108

FMR Corp.(2)
Edward C. Johnson 3d(2)
Abigail P. Johnson(2)	3,016,046	7.1%
82 Devonshire Street Boston, MA 02109

Barclays Global Investors, NA(3)	2,728,645	6.5%
Barclays Global Fund Advisors
45 Fremont Street San Francisco, CA 94105

First Manhattan Co.(4)	2,666,249	6.3%
437 Madison Avenue New York, NY 10022

Wachovia Corporation(5)	2,340,783	5.5%
One Wachovia Center Charlotte, NC 28288-0137

(1)	Private Capital Management, Inc. (“PCMI”) reported on February 13, 2004 that it has shared voting and dispositive power as to 6,434,126 shares of Common Stock. Bruce S. Sherman, Chief Executive Officer of PCMI, and Gregg J. Powers, President of PCMI, each has shared voting and dispositive power as to these shares of Ryan’s Common Stock owned by PCMI’s clients and managed by PCMI, but disclaims beneficial ownership of these shares.

(2)	FMR Corp. (“FMR”), together with Edward C. Johnson 3d, Chairman of FMR, and Abigail P. Johnson, a director of FMR, reported on February 16, 2004 that FMR’s wholly-owned subsidiary, Fidelity Management & Research Company (“Fidelity”) is the beneficial owner of 3,016,046 shares of Common Stock as a result of acting as investment adviser to various investment companies. None of FMR, Mr. Johnson, nor Fidelity has sole voting power as to any shares of Common Stock, which power resides with the Funds’ Board of Trustees. Each of FMR, Mr. Johnson and the funds has sole power to dispose of 3,016,046 shares. Fidelity Low Priced Stock Fund, one of the investment companies for which Fidelity serves as investment adviser, owns 2,733,296 shares or 6.5% of Ryan’s Common Stock. Mr. Johnson owns 12% and Ms. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR, and members of the Johnson family are the predominant owners of Class B shares of common stock of FMR (representing approximately 49% of the voting power of FMR Corp.) and may be deemed to form a control group with respect to FMR.

(3)	Barclays Global Investors, NA (“Barclays Investors”), together with Barclays Global Fund Advisors and a number of other Barclays entities reported on February 12, 2004 that they have an aggregate beneficial ownership of 2,728,645 shares of Common Stock. Of these, Barclays Investors has sole voting and dispositive power with respect to 1,593,800 shares, and Barclays Global Fund Advisors has sole voting and dispositive power with respect to 753,598 shares. All shares reported are held by the company in trust accounts for the economic benefit of the beneficiaries of those accounts.

(4)	First Manhattan Co. (“First Manhattan”) reported on February 12, 2004, that it has sole voting and dispositive power as to 66,350 shares and shared voting power as to 2,473,249 shares of Common Stock, and shared dispositive power as to 2,599,899 shares of Common Stock. Of that amount, 195,365 shares are owned by family members of Senior Managing Directors of First Manhattan, and First Manhattan disclaims dispositive power as to 52,500 of such shares and disclaims beneficial ownership as to 142,865 of such shares.

(5)	Wachovia Corporation (“Wachovia”) reported on February 11, 2004, that it has sole voting power as to 1,926,589 shares, sole dispositive power as to 2,337,633 shares and shared dispositive power as to 550 shares of Common Stock. Wachovia subsidiaries Evergreen Investment Management Company, Wachovia Securities Financial Network, LLC, Wachovia Securities, LLC and Wachovia Bank, N.A. are each investment advisors for mutual funds and other clients. The shares are beneficially owned by the mutual funds or other clients of these Wachovia subsidiaries.

EXECUTIVE OFFICERS

     The following table provides the name, age, position with Ryan’s, years of service as an officer of Ryan’s and Common Stock beneficially owned as of March 3, 2004, by each executive officer of Ryan’s and all executive officers and directors as a group. The executive officers are appointed by and serve at the pleasure of the Board of Directors. Unless otherwise indicated in the footnotes to the table, each executive officer has sole voting and investment power with respect to the shares indicated.

				Aggregate	Percent of
				Number of	Outstanding
				Shares	Represented by
			Company	Beneficially	Aggregate Number of
		Company Offices	Officer	Owned as of	Shares Beneficially
Name	Age	Currently Held	Since	March 3, 2004(1)	Owned(2)
Charles D. Way	51	Chairman of the Board,	1981	331,076 (3)	0.8%
		President and Chief
		Executive Officer

G. Edwin McCranie	55	Executive Vice President	1989	290,097	0.7%
		and Director

Fred T. Grant, Jr.	48	Senior Vice President –	1990	196,497	0.5%
		Finance, Treasurer and
		Assistant Secretary

Alan E. Shaw	45	Senior Vice President –	1990	170,250	0.4%
		Operations
Janet J. Gleitz	61	Secretary	1988	57,400 (4)	0.1%

Morgan A. Graham	67	Vice President –	1991	222,370	0.5%
		Construction

James R. Hart	56	Vice President –	1988	150,740	0.4%
		Human Resources

Ilene T. Turbow	53	Vice President –	1995	91,243	0.2%
		Marketing

Richard D. Sieradzki	49	Vice President	2003	7,690	*
		Accounting and
		Corporate Controller

Edward R. Tallon, Sr.	60	Vice President - Internal	2003	5,875	*
		Audit and Loss
		Prevention

All executive officers and directors as a group (15 persons)				1,954,338	4.5%

 *   Less than 0.1% of the outstanding shares of Common Stock as of March 3, 2004.

(1)	Includes 260,000 shares for Mr. Way, 279,500 shares for Mr. McCranie, 185,000 shares for Mr. Grant, 150,750 shares for Mr. Shaw, 52,000 shares for Ms. Gleitz, 187,500 shares for Mr. Graham, 137,725 shares for Mr. Hart, 84,235 shares for Ms. Turbow, 7,000 shares for Mr. Sieradzki, 5,875 for Mr. Tallon and 1,654,585 shares for all executive officers and directors as a group that may be acquired within 60 days of March 3, 2004 through the exercise of stock options.

(2)	Under Rule 13d-3 of the Exchange Act, percentages of total outstanding shares are computed assuming that shares that can be acquired within 60 days of March 3, 2004 upon the exercise of options by a given person or group are outstanding, but shares others may similarly acquire are not outstanding.

(3)	Mr. Way’s wife owns 5,000 of these shares. Mr. Way may be deemed to share voting and investment power regarding these shares.

(4) The pension plan of Acro International Inc., a company owned by Ms. Gleitz’s husband, holds 3,750 of these shares.

     In 1996, Ryan’s implemented a policy to encourage executive officers to own more of Ryan’s Common Stock, which would more closely align the personal financial interests of executive officers with shareholders’ interests. The policy provides that, over 13 years, the value of an executive officer’s Common Stock ownership should increase so that by the end of 2008 the value of an individual’s stock holdings of Ryan’s Common Stock equals 100% of his or her base salary. If an executive officer does not meet the target ownership value in a year, up to one-half of any bonus payable to that officer for that year will be paid in Ryan’s Common Stock.

Background of Executive Officers

     Below is a summary of the backgrounds of Ryan’s executive officers who are not also directors of Ryan’s.

     Fred T. Grant, Jr., a certified public accountant, joined Ryan’s in January 1990 as Director of Finance. He served in that position until April 1990, when he became Vice President-Finance. Mr. Grant served as Vice President-Finance, Treasurer and Assistant Secretary from January 1994 to November 2000, when he was named Senior Vice President-Finance, Treasurer and Assistant Secretary.

     Alan E. Shaw joined Ryan’s in 1979 and served as a store manager until being promoted to Supervisor in 1982, in which position he served until 1984. From 1984 through 1989, he served as Assistant Director of Operations and Regional Director of Operations prior to his promotion to Regional Vice President-Operations in January 1990. Mr. Shaw served as Vice President-Operations from November 1991 to November 2000, when he became Senior Vice President-Operations.

     Janet J. Gleitz joined Ryan’s in 1981 and served as Corporate Relations Administrator until June 1988, when she became Secretary.

     Morgan A. Graham has been Vice President-Construction since November 1991. After joining Ryan’s in July 1987 as a Construction Superintendent, he served in several construction-related positions, including Project Manager, Architectural Coordinator, Procurement Manager and Director of Construction, until assuming his present position.

     James R. Hart joined Ryan’s in 1979 and served as a store manager until September 1983. From that time, he served as Director of Human Resources until April 1988, when he became Vice President-Human Resources.

     Ilene T. Turbow joined Ryan’s in April 1993 as Director of Marketing. She served in that position until August 1995, when she became Vice President-Marketing. Prior to joining Ryan’s, Ms. Turbow was General Manager with Kaminsky’s from 1992 to 1993, where she was responsible for store operations of a prototype restaurant concept. From 1985 to 1992, she was Vice President with Dawson Foodservice, Inc., a foodservice marketing firm.

     Richard D. Sieradzki, a certified public accountant, joined Ryan’s in October 1988 as Controller. He served in that position until October 2003 when he was promoted to Vice President – Accounting and Corporate Controller.

     Edward R. Tallon, Sr., joined Ryan’s in the Internal Audit Department in July 1991. In June 1995, he became the Director of Internal Audit and Security. In October 2003, Mr. Tallon was promoted to the position of Vice President – Internal Audit and Loss Prevention.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table shows for the fiscal years 2003, 2002 and 2001 the cash compensation paid by Ryan’s and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the chief executive officer and the four other executive officers with the highest total salaries and bonuses in 2003 (collectively the “Named Executive Officers”):

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation			Awards
				Other Annual	Securities	All Other
Name and	Fiscal	Salary	Bonus	Compensation	Underlying	Compensation
Principal Position	Year	($)	($)(1)	($)(2)	Options (#)(3)	($)(4)
Charles D. Way	2003	425,203	129,200	4,591	40,000	56,458	(5)
Chairman of the Board,	2002	402,703	199,640	4,799	40,000	87,706
President and Chief	2001	374,818	426,000	4,206	60,000	61,302
Executive Officer

G. Edwin McCranie	2003	245,203	65,170	5,232	25,000	43,849	(6)
Executive Vice President	2002	235,203	101,990	4,994	25,000	43,477
	2001	220,626	219,674	4,638	37,500	38,345

Fred T. Grant, Jr.	2003	218,203	57,988	1,300	20,000	36,673	(7)
Senior Vice President –	2002	209,203	90,706	1,306	20,000	39,777
Finance, Treasurer and	2001	194,741	193,830	1,129	30,000	32,196
Assistant Secretary

Alan E. Shaw	2003	241,703	64,239	2,344	22,500	45,342	(8)
Senior Vice President –	2002	232,203	103,801	2,645	22,500	63,304
Operations	2001	219,626	194,600	2,396	33,750	58,330

James R. Hart	2003	172,203	39,216	3,168	15,000	17,117	(9)
Vice President –	2002	165,203	61,380	3,090	15,000	43,291
Human Resources	2001	155,857	132,912	1,255	22,500	40,513

(1)	All bonus amounts, except for those earned in 2002 and 2001 by Mr. Shaw, were earned during the indicated fiscal year and paid during the subsequent year. Mr. Shaw’s bonuses in 2002 and 2001 were paid quarterly.

(2)	Amounts in this column were paid for the reimbursement of taxes.

(3)	Share amounts for 2001 have been restated to reflect the 3-for-2 stock split effected in May 2002.

(4)	The components of “All Other Compensation” described below may include the following: (a) premiums Ryan’s pays under its split-dollar life insurance coverage on the life of a participating executive officer for a period of ten years. Under the insurance plan, Ryan’s must be repaid the aggregate amount of the premiums, without interest, at the earlier of the executive’s death or termination of his employment; (b) Company matches made under the deferred compensation plan, a nonqualified plan that commenced in 1999 and provides benefits payable to officers and certain key executives or their designated beneficiaries at specified future dates or upon the termination of employment or death. Participants in the plan have the opportunity to (i) defer up to 100% of their compensation in excess of the Social Security wage base and (ii) receive a matching contribution comparable to Ryan’s 401(k) Plan without the restrictions and limitations in the Internal Revenue Code of 1986, as amended. Participant deferrals and Ryan’s match are credited to the participants’ deferred compensation accounts. Participants can select from a variety of investment options, and investment earnings are credited to their accounts. Participants’ contributions vest immediately, and Ryan’s matching contributions vest after six years of employment, including prior service;

and (c) the costs of equivalent term insurance related to a life insurance plan for officers and other key executives that provides for a death benefit equal to $5,646,000 for Mr. Way, $4,961,000 for Mr. McCranie, $1,488,000 for Mr. Grant, $5,336,000 for Mr. Shaw and $3,557,000 for Mr. Hart.

(5)	“All Other Compensation” for Mr. Way includes Ryan’s contributions of $5,000 to the 401(k) Plan to match a portion of the 2003 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. Way made to the Plan; estimated premium amounts (based on current insurance billings and imputed rates for Ryan’s standard health plan) of $9,420 for health insurance providing a level of coverage not otherwise available under Ryan’s standard health plan; premium payments of $210 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; a premium payment of $3,724 for disability insurance; $1,130 for the cost of equivalent term insurance related to the split-dollar life insurance coverage purchased by Ryan’s on Mr. Way’s life in the policy amount of $1,895,000 (no premium payments were made in 2003); Company contributions to Ryan’s deferred compensation plan, amounting to $31,497; and $5,477 for the cost of equivalent term insurance related to the insurance plan described in clause (c) of footnote 4 above.

(6)	“All Other Compensation” for Mr. McCranie includes Ryan’s contributions of $2,000 to the 401(k) Plan to match a portion of the 2003 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. McCranie made to the Plan; estimated premium amounts (based on current insurance billings and imputed rates for Ryan’s standard health plan) of $9,420 for health insurance providing a level of coverage not otherwise available under Ryan’s standard health plan; premium payments of $210 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; Ryan’s estimate of the imputed benefit of $17,045 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan’s on Mr. McCranie’s life in the policy amount of $1,807,000; Company contributions to Ryan’s deferred compensation plan, amounting to $8,361; and $6,813 for the cost of equivalent term insurance related to the insurance plan described in clause (c) of footnote 4 above.

(7)	“All Other Compensation” for Mr. Grant includes Ryan’s contributions of $2,240 to the 401(k) Plan to match a portion of the 2003 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. Grant made to the Plan; estimated premium amounts (based on current insurance billings and imputed rates for Ryan’s standard health plan) of $9,420 for health insurance providing a level of coverage not otherwise available under Ryan’s standard health plan; premium payments of $210 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; Ryan’s estimate of the imputed benefit of $18,487 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan’s on Mr. Grant’s life in the policy amount of $1,757,000; Company contributions to Ryan’s deferred compensation plan, amounting to $5,080; and $1,236 for the cost of equivalent term insurance related to the insurance plan described in clause (c) of footnote 4 above.

(8)	“All Other Compensation” for Mr. Shaw includes estimated premium amounts (based on current insurance billings and imputed rates for Ryan’s standard health plan) of $9,420 for health insurance providing a level of coverage not otherwise available under Ryan’s standard health plan; premium payments of $210 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; Ryan’s estimate of the imputed benefit of $26,346 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan’s on Mr. Shaw’s life in the policy amount of $1,978,000; Company contributions to Ryan’s deferred compensation plan, amounting to $6,426; and $2,940 for the cost of equivalent term insurance related to the insurance plan described in clause (c) of footnote 4 above.

(9)	“All Other Compensation” for Mr. Hart includes Ryan’s contributions of $1,720 to the 401(k) Plan to match a portion of the 2003 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. Hart made to the Plan; estimated premium amounts (based on current insurance billings and imputed rates for Ryan’s standard health plan) of $3,180 for health insurance providing a level of coverage not otherwise available under Ryan’s standard health plan; premium payments of $210 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; $1,325 for the cost of equivalent term insurance related to the split-dollar life insurance coverage purchased by Ryan’s on Mr. Hart’s life in the policy amount of $1,615,000 (no premiums payments were made in 2003); Company contributions to Ryan’s deferred compensation plan, amounting to $5,989; and $4,693 for the cost of equivalent term insurance related to the insurance plan described in clause (c) of footnote 4 above.

Summary of Option Grants, Option Exercises and Holdings

     The following table illustrates the value of the stock options granted to the Named Executive Officers during fiscal 2003:

Option Grants in Last Fiscal Year

Individual Grants
						Market Price
	Number of					Required to
	Securities	Percent of Total				Realize Grant
	Underlying	Options Granted	Exercise		Grant Date	Date Present
	Options	to Employees in	Price	Expiration	Present	Value
Name	Granted (#)(1)	2003 Fiscal Year	($/Sh)	Date	Value ($)(2)	($/Sh)(3)
Charles D. Way	40,000	5.5%	12.67	10/22/2013	172,800	16.99

G. Edwin McCranie	25,000	3.4%	12.67	10/22/2013	108,000	16.99

Fred T. Grant, Jr.	20,000	2.7%	12.67	10/22/2013	86,400	16.99

Alan E. Shaw	22,500	3.1%	12.67	10/22/2013	97,200	16.99

James R. Hart	15,000	2.1%	12.67	10/22/2013	64,800	16.99

(1)	For each Named Executive Officer, 7,875 of these options became exercisable on January 1, 2004, and the remainder (32,125 for Mr. Way, 17,125 for Mr. McCranie, 12,125 for Mr. Grant, 14,625 for Mr. Shaw and 7,125 for Mr. Hart) became exercisable on October 22, 2003.

(2)	In accordance with SEC rules, the dollar amounts under this column were calculated using the Black-Scholes based option valuation model. Use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of stock price. The valuation assumes an expected volatility of 0.22, a 0% dividend yield, a 7-year holding term prior to exercise, and a risk-free rate of return of 3.92%, reflecting the yield on a zero coupon U.S. Treasury security for the holding term prior to exercise of the option. No adjustment was made for non-transferability or risk of forfeiture. The actual value of the options, if any, will depend on the extent, if any, to which the market value of the Common Stock exceeds the exercise price of the option on the date of exercise.

(3)	In order to obtain the Grant Date Present Value shown, the market price of the Common Stock would need to be $16.99 in present value terms.

     The following table shows option exercises, the unexercised options held as of the end of fiscal 2003 and the value of unexercised options for each Named Executive Officer.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
			Options at 2003	Options at 2003
			Fiscal Year End (#)	Fiscal Year End ($)(3)
	Shares
	Acquired on	Value Realized	Exercisable/	Exercisable/
Name	Exercise (#)	($)(1)	Unexercisable(2)	Unexercisable
Charles D. Way(4)	105,000	1,003,029	320,000/0	2,044,200/0

G. Edwin McCranie(5)	15,000	130,050	294,500/0	2,252,565/0

Fred T. Grant(6)	0	0	191,800/0	1,342,578/0

Alan E. Shaw	19,500	91,665	150,750/0	855,428/0

James R. Hart	39,161	286,725	137,725/0	950,195/0

(1)	The value realized of exercised options is the product of (a) the excess of the per share fair market value of the Common Stock on the date of exercise over the per share option exercise price, and (b) the number of shares acquired upon exercise.

(2)	Exercisable options include 7,875 options for each Named Executive Officer that became exercisable on January 1, 2004.

(3)	The value of unexercised in-the-money options for each officer was calculated as follows: (a) the product of the market price of the Common Stock as of December 31, 2003, and the number of shares covered by the in-the-money options held by such officer, minus (b) the product of the exercise price with respect to such options and the number of shares covered by such options.

(4)	Mr. Way exercised options covering 60,000 shares on February 25, 2004. To comply with SEC rules, this exercise will be reported in the proxy statement for the 2005 annual meeting.

(5)	Mr. McCranie exercised options covering 15,000 shares on January 30, 2004. To comply with SEC rules, this exercise will be reported in the proxy statement for the 2005 annual meeting.

(6)	Mr. Grant exercised options covering 6,800 shares on March 2, 2004. To comply with SEC rules, this exercise will be reported in the proxy statement for the 2005 annual meeting.

Deferred Compensation - Salary Continuation Agreement

     Ryan’s is party to a Deferred Compensation - Salary Continuation Agreement with Mr. Way. The agreement provides for cash payments of $60,000 per year for each of the 20 years following Mr. Way’s retirement, death or total disability, with retirement age set at 55. These benefits began vesting 10% per annum in 1987 and are now fully vested. The total deferred compensation liability as of December 31, 2003 relating to this agreement was $475,601. An aggregate of $104,375, of which $74,677 is attributed to a change in the assumed discount rate from 8.0% to 6.6%, of deferred compensation was accrued under this agreement for the benefit of Mr. Way during fiscal 2003. Ryan’s is the owner and beneficiary of a life insurance policy on the life of Mr. Way. Ryan’s expects that the benefits under this arrangement will be funded through a combination of general corporate funds and the cash surrender value of the insurance policy.

Executive Employment Agreements

     In February 2001, each of Messrs. Way, McCranie, Grant and Hart (each an “Executive”) entered into an Employment, Noncompetition and Severance Agreement with Ryan’s Family Steak Houses, Inc. (by transfer from Ryan’s Family Steak Houses TLC, Inc.) Each agreement specified a base annual salary for the officer, subject to annual review by Ryan’s Board of Directors. In addition to annual salary, each agreement provides for participation in Ryan’s TLC’s Executive Bonus Plan, discretionary stock option grants and other executive-level benefits.

     Each agreement contains an “evergreen” term provision so that, until an Executive is 60 years old, the term of the agreement runs for the next two-year period. Either Ryan’s or the Executive may cause the term to become fixed to a two-year term from the date of notice. At age 60, the term converts to a five-year period, with the agreement expiring at age 65.

     The agreement also contains noncompetition provisions. Each Executive is prohibited from hiring current and certain former Ryan’s employees and from working for a competing restaurant business for a period of two years following termination of employment at Ryan’s.

     Each Executive is also eligible for severance payments resulting from certain termination circumstances. Severance payments, when applicable, will be based on the sum of Executive’s most recent annual salary and the average of the most recent three years of bonus payments (this sum is referred to as “Annual Compensation”). If an Executive is terminated by Ryan’s for reasons other than “cause” (or for “cause” after a change of control, as defined in the agreement), the severance payment will be equal to one times Annual Compensation or, for termination without cause after a change of control, two times Annual Compensation. “Cause” includes material criminal fraud, material dereliction of duties, intentional material damage to Ryan’s property or business, commission of a material felony or repeated failure to carry out the Board’s or the CEO’s reasonable directions. Following a change of control, an “involuntary termination” by the Executive results in a severance payment equal to two times Annual Compensation, while a voluntary termination by the Executive after a change of control results in a severance payment equal to one times Annual Compensation. “Involuntary termination” is defined as a termination by the Executive following a change of control due to a change in the Executive’s position, authority, status or duties, change in the agreement’s terms (including the rolling two-year termination date), reduction in compensation or benefits, forced relocation outside the Greenville, South Carolina metropolitan area or significant increase in travel requirements. In addition, termination by the Executive due to a material breach of the agreement by Ryan’s (after notice and a cure period) results in a severance payment equal to two times Annual Compensation. All other termination circumstances do not result in any severance payment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Ryan’s directors, executive officers, and greater-than-10% shareholders to file reports with the SEC and Nasdaq on changes in their beneficial ownership of Ryan’s Common Stock and to provide Ryan’s with copies of the reports. Based on review of these reports and of certifications furnished to Ryan’s, Ryan’s believes that for all of these reporting persons there were no filings for which late-filing disclosure is required.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the “Committee”) of the Board of Directors periodically submits to the Board recommendations respecting the salary, bonus and other compensation to be provided to Ryan’s executive officers and grants options for shares of Ryan’s Common Stock to Ryan’s executive officers and employees. The Committee is composed entirely of independent directors, as defined by Nasdaq listing standards, who have no interlocking relationships, as defined by the SEC. The Committee provides the following report.

Executive Officer Compensation

     The Committee attempts to act on the shareholders’ behalf in establishing executive compensation programs, for our shareholders ultimately bear the cost of these programs. Ryan’s adopts and administers its executive compensation policies and specific executive compensation programs in accordance with that objective. The Committee annually reviews Ryan’s corporate performance and that of its executive officers to determine appropriate compensation. The Committee seeks to achieve a balance between our need to attract and retain qualified and motivated executives, on the one hand, and maximizing our operating performance, on the other.

     The Committee’s executive compensation philosophy is to set compensation levels in its discretion that provide for compensation opportunities that reflect company and individual performances. Ryan’s current executive compensation structure consists of base salary, incentive cash bonuses and stock options.

     Over the years, the Committee has attempted to set executive officer cash compensation amounts at levels somewhat lower than levels that the Committee believes prevail within the restaurant industry, and has complemented these cash amounts with significant stock option grants.

     The Committee adjusted the salaries for all executive officers except Mr. Way in 2003 based upon the recommendations of Mr. Way. Mr. Way considered factors that were generally subjective, such as his perception of individual performance and the level of individual responsibility. Mr. Way recommended increases in the base salaries of executive officers ranging from 4% to 6%. The Committee determined that these increases were appropriate to compensate executive officers for the increased level of responsibility associated with the increase in Ryan’s size.

     The Committee generally grants stock options on an annual basis at an exercise price equal to the stock market price at the time of grant. The grants provide Ryan’s executive officers and key employees with an equity ownership opportunity in Ryan’s and with incentives to maximize shareholder value. The Committee can grant stock options at its discretion and is not required to award grants within any given 12-month period. In October 2003, the Committee made an option grant to each executive officer shown in the table titled “Option Grants in Last Fiscal Year.” In determining the size of any stock option grant, the Committee considered the following qualitative factors: the Committee’s perception of Ryan’s overall performance; the individual’s performance; the potential effect that the individual’s future performance may have on Ryan’s; and the number of options previously granted to the individual. The Committee gave each of these factors approximately equal weight.

     During 2003, the Committee continued an Executive Bonus Plan to provide additional incentives to its executive officers. Pursuant to the Executive Bonus Plan, each year the Committee establishes a percentage of each participating executive’s annual base salary, ranging from 12% to 40%, as a starting bonus amount. Each participant’s starting bonus amount is subject to adjustment upwards or downwards based on a point scale with three categories for points: (1) Ryan’s same-store sales growth, (2) Ryan’s earnings per share growth and (3) the participant’s attainment of pre-determined departmental and personal objectives. In 2003, the Committee established a total point maximum of 284 with the following weights among the three categories: 56% for same-store growth, 28% for earnings per share growth and 16% for departmental and personal goals. The Committee also establishes minimum thresholds for points awards. For 2003, if there was no increase in same-store sales or if earnings per share did not increase by at least 10%, no points were awarded for that particular category.

     Once the points have been determined, the starting bonus amount is multiplied by the points, expressed as a percentage (e.g., 100 points equals 100%), and the product is the final bonus amount. Because the total point maximum for 2003 was 284, the maximum bonus amount was 284% of the starting bonus amount for each participant.

     For 2003, all participants in the Executive Bonus Plan received 32 points for same-store sales growth (which were up 0.1% from the prior year) and no points for earnings per share growth (which were up 2.9% from the prior year). When combined with the performance of departmental and personal objectives, bonus payouts for these executive officers were 27% of their maximum bonus amounts.

     The Omnibus Budget Reconciliation Act of 1993 denies publicly traded companies the ability to deduct for federal income tax purposes certain compensation paid (including income on certain exercised stock option grants) to top executive officers in excess of $1 million per person. The Committee intends to administer Ryan’s executive compensation programs in such a way that anticipated compensation to executive officers will be fully deductible under the Internal Revenue Code, including submitting plans for shareholder approval where necessary and determining compensation on an objective basis where necessary.

Chief Executive Officer Compensation

     Mr. Way joined Ryan’s in 1979, has served as its President and Chief Executive Officer since 1989, and became Chairman of the Board in 1992. In setting Mr. Way’s compensation, the Committee tends to set a relatively low base salary for an individual with Mr. Way’s responsibilities and emphasize stock option grants as a component of his overall compensation package. The Committee believes that this approach to Mr. Way’s compensation has resulted in an appropriate alignment of his long-term rewards from Ryan’s with the interests of shareholders.

     During 2003, the Committee adjusted Mr. Way’s base salary upward by approximately 6%. In making this adjustment, the Committee considered subjective factors including the perception of the Committee as to Mr. Way’s overall performance and objective factors such as the increase in Ryan’s earnings per share, operating margins, and return on equity. Each of these factors was given approximately equal weight. In addition, Mr. Way received a bonus of $129,200 pursuant to the Executive Bonus Plan described above.

     In addition, in October 2003, the Committee granted Mr. Way options with respect to 40,000 shares of Common Stock. In determining the size of this grant, the Committee considered the following qualitative factors: the Committee’s perception of Ryan’s overall performance; Mr. Way’s performance; the potential effect of his future performance on Ryan’s; and the number of options previously granted to him. Each of these factors was given approximately equal weight. At fiscal 2003 year-end, the value of Mr. Way’s outstanding exercisable in-the-money stock options was $2,044,200 as compared to $1,570,500 at the end of 2002, a increase of 30.2%. The Committee believes that the stock options provide Mr. Way with appropriate incentives to promote long-term shareholder value.

Compensation Committee

     Brian S. MacKenzie, Chairman
     Barry L. Edwards
     Harold K. Roberts, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Brian S. MacKenzie, Barry L. Edwards and Harold K. Roberts, Jr., served on Ryan’s Compensation Committee during the entirety of 2003. None of the members of the Committee has served as an officer of Ryan’s, and none has any interlocking relationships, as defined by SEC regulations.

     The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by Ryan’s under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless Ryan’s expressly states otherwise.

REPORT OF THE AUDIT COMMITTEE

     The Board of Directors has adopted a written charter for the Audit Committee. In 2003, the charter was revised and updated in accordance with applicable SEC and Nasdaq requirements, and a copy of the charter is attached as Appendix A. The Audit Committee is comprised of three non-employee directors, all of whom are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

     In carrying out its responsibilities, the Audit Committee has:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2003, with Ryan’s management and the independent auditors at the January 2004 Audit Committee meeting;

•	Received from the independent auditors the matters required to be discussed by the Statement on Auditing Standard No. 61, Communication with Audit Committees and reviewed and discussed such matters with the independent auditors;

•	Received from the independent auditors written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the auditors their independence from Ryan’s and its management;

•	Reviewed the selection, application and disclosure of critical accounting policies.

     In addition, the chair of the Audit Committee reviewed the financial statements for the first, second and third quarters of 2003 and discussed these statements with the independent auditors.

     Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Ryan’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

     All members of the Audit Committee concur in this report.

Barry L. Edwards, Chairman Brian S. MacKenzie Harold K. Roberts, Jr.

PERFORMANCE GRAPH

     Below is a line graph comparing the cumulative, total shareholder return on the Common Stock of Ryan’s Family Steak Houses, Inc. for the last five fiscal years with the cumulative total returns of the Nasdaq Market Index and a peer group consisting of all publicly traded companies whose SIC code is 5812, the code for retail eating places, over the same period (assuming a $100 initial investment and dividend reinvestment). If you are a shareholder of record on March 3, 2004, Ryan’s will promptly furnish to you without charge the identity of the companies included in the peer group. You may send requests to Janet J. Gleitz, Ryan’s Secretary, by mail (Ryan’s, Post Office Box 100, Greer, South Carolina 29652; Attention: Janet J. Gleitz) or by e-mail (jjgleitz@ryansinc.com).

     Note: The stock price performance shown on the graph below does not necessarily indicate future price performance.

COMPARISON OF CUMULATIVE TOTAL RETURNS
AMONG RYAN’S FAMILY STEAK HOUSES, INC.,
NASDAQ MARKET INDEX AND SIC RESTAURANT INDEX FOR THE
FIVE-YEAR PERIOD ENDED DECEMBER 31, 2003 (YEAR-END 2003)

	12/30/1998	12/29/1999	1/03/2001	1/02/2002	12/31/2002	12/31/2003
Ryan’s Family Steak Houses, Inc.	$100.00	67.50	76.50	166.4	136.13	181.35
SIC Restaurant Index	$100.00	95.12	90.58	92.24	74.06	102.27
Nasdaq Market Index	$100.00	176.37	110.86	88.37	61.64	92.68

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
TO EFFECT NAME CHANGE
(Item #2 on the Proxy)

     Ryan’s (for purposes of this Item 2, the “Company”) seeks shareholder approval to amend its articles of incorporation to change its name from Ryan’s Family Steak Houses, Inc. to Ryan’s Restaurant Group, Inc. The primary reasons for the proposed name change are to better clarify the Company’s identity and to reflect the fact that the Company has evolved into a more diverse restaurant enterprise than it was originally.

     The Company’s business since 1978 has primarily been owning and operating (and, to a limited extent, franchising) Ryan’s Family Steakhouse restaurants (for purposes of this Item 2, “Ryan’s”). In recent years, however, the Company’s business concept has expanded to include an increasing number of Fire Mountain restaurants. Currently, substantially all new Company-owned restaurants are opening under the Fire Mountain name, and a number of Ryan’s restaurants are being converted to the Fire Mountain name. The Company’s business plan includes operating restaurants under both the Ryan’s name and the Fire Mountain name. Accordingly, the Company believes that a new name will help clarify the Company’s corporate identity as an owner and operator of multiple restaurant brands and better reflect its business plan, including its branding strategy.

Vote Required

     This name change requires that the Company’s Articles of Incorporation be amended. Approval of the proposal to amend the Articles of Incorporation to change the Company’s name to Ryan’s Restaurant Group, Inc., will require the affirmative vote of the holders of two-thirds of the outstanding shares of the Company’s Common Stock on March 3, 2004. Abstentions and broker non-votes will be treated as votes against the proposal.

     The Board of Directors unanimously recommends a vote FOR the proposal to amend the Company’s Articles of Incorporation to change the Company’s name to Ryan’s Restaurant Group, Inc.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Item #3 on the Proxy)

     The Board has appointed KPMG LLP, independent certified public accountants, as auditors for Ryan’s for the current fiscal year and to examine and report to shareholders on the financial statements as of and for the year ending December 29, 2004, and has requested that shareholders ratify the appointment. Representatives of KPMG LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions that the shareholders may have. KPMG LLP has acted for Ryan’s in this capacity since 1981, and neither the firm nor any of its members has any relation with Ryan’s except in the firm’s capacity as auditors.

Fees Paid to Independent Auditors

     The following table lists all fees that were either paid to or expected to be billed by KPMG LLP, Ryan’s independent auditors, for services performed in 2003 and 2002:

	2003	2002
Audit fees	$86,500	77,600
Audit-related fees	8,400	7,975
Tax fees	—	—
All other fees	—	—

Total fees	$94,900	85,575

     Audit fees include billings for the annual audit of Ryan’s consolidated financial statements, quarterly reviews and the review of all related SEC filings. Audit-related fees consist of billings for the annual audit of Ryan’s

401(k) plan. There were no tax or other fees billed by KMPG LLP during the years presented. All audit and audit-related services were pre-approved by the Audit Committee. The Audit Committee has not adopted pre-approval policies and procedures pursuant to Rule 2-01(c)(7)(i) of Regulation S-X.

     The Audit Committee has considered whether the provision of these services is compatible with maintaining KPMG LLP’s independence.

Vote Required

     Ratification of the appointment of KPMG LLP as independent auditors will require that, of the shares present at the Annual Meeting in person or by proxy and voting on the matter, there be more positive votes than negative votes. Abstentions and broker non-votes will not be counted.

     The Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as independent auditors.

SOLICITATION OF PROXIES

     Ryan’s will pay for soliciting proxies. Officers and other regular employees of Ryan’s may solicit proxies by telephone, e-mail, telegram or personal interview for no additional compensation. Ryan’s has engaged W. F. Doring & Company to solicit proxies and distribute materials to brokerage houses, banks, custodians, nominees and fiduciaries for a fee of approximately $10,000. Ryan’s will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to shareholders.

PROPOSALS OF SHAREHOLDERS

     Any shareholder who wishes to present a proposal at the 2005 Annual Meeting of Shareholders and have his or her proposal included in the proxy statement and proxy card relating to that meeting must deliver such proposal to Ryan’s no later than November 15, 2004. The proposal must comply with the rules of the SEC relating to shareholder proposals. Shareholders desiring to recommend a person or persons for consideration as a nominee for election to the Board of Directors should deliver a notice in the manner described under the heading “Director Nominations” no later than November 15, 2004. With respect to a shareholder proposal for the 2005 Annual Meeting of Shareholders that is not intended to be included in the proxy materials relating to the meeting, the proposal must be received by Ryan’s at least forty-five (45) days prior to the shareholders meeting at which the proposal is to be presented. After that date, the proposal will not be considered timely. Shareholders may send their proposals to Ryan’s, Attention: Janet J. Gleitz, Post Office Box 100, Greer, South Carolina 29652.

FINANCIAL INFORMATION

     Ryan’s 2003 Annual Report is enclosed. Ryan’s will provide without charge to any shareholder of record as of March 3, 2004, who requests in writing, a copy the 2003 Annual Report on Form 10-K (without exhibits), including financial statements and financial statement schedules, if any, filed with the Securities and Exchange Commission. Shareholders may direct requests to Ryan’s Family Steak Houses, Inc., 405 Lancaster Avenue, Greer, South Carolina 29650, or Post Office Box 100, Greer, South Carolina 29652, Attention: Janet J. Gleitz, Secretary. Requests can also be made through Ryan’s website at www.ryansinc.com.

OTHER BUSINESS

     As of the date of this Proxy Statement, management was not aware that any business not described above would be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting, the shares represented by proxies will be voted according to the best judgment of the person voting them.

By Order of the Board of Directors,

Janet J. Gleitz
Secretary

Greer, South Carolina
March 22, 2004

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
RYAN’S FAMILY STEAK HOUSES, INC.

I. Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

1.	Oversee and monitor the integrity of the Company’s accounting and financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance as well as the audits of the Company’s financial statements.

2.	Be directly and solely responsible (subject to any shareholder ratification proposed by the Company) for appointing, determining the compensation of, overseeing and, where appropriate, replacing the Company’s independent auditor.

3.	Monitor the independence and performance of the Company’s Internal Audit department.

4.	Provide an avenue of communication between the independent auditor, management, the Internal Audit department, and the Board of Directors.

5.	Review and approve all related party transactions.

6.	Make periodic reports to the Board of Directors regarding the Committee’s performance of its responsibilities and duties and other matters that, in the Committee’s opinion, require the Board’s attention.

7.	Serve as the qualified legal compliance committee (the “QLCC”) for the Company in accordance with the provisions of Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations under the Securities and Exchange Act of 1934 (as amended and including related rulemaking, the “Exchange Act”).

II. Audit Committee Composition and Meetings

1.	All Audit Committee members shall be appointed by the Board. If the Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

2.	All Audit Committee members shall meet the requirements of The NASDAQ Stock Market.

3.	The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be nonexecutive directors who are free from any relationship that would interfere with the exercise of independent judgment and who meet the criteria for independence as set forth in NASD Rule 4200(d)(15) and in Section 10A(m)(3) of the Exchange Act. Committee members may not accept any compensation from the Company other than ordinary directors’ fees. In this context, “compensation” would include any fees paid to a committee member’s employer or any other affiliated organization.

1

4.	In no event shall Committee members own or control more than 20% of the Company’s outstanding common or other voting stock or any lower percentage established by the Securities and Exchange Commission in rulemaking under Section 10A(m) of the Exchange Act.

5.	All members of the Committee shall, at the time of their appointment, have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall be a “audit committee financial expert” as defined by Item 401((h)(2) of Regulation SK as promulgated by the Securities and Exchange Commission.

6.	The Committee shall meet at least twice annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with the Director of the Internal Audit department, the independent auditor, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

1.	Review Procedures

a.	The Committee shall review and reassess the adequacy of this Charter at least annually. The Charter shall be submitted to the Board of Directors for approval and published in accordance with SEC regulations.

b.	The Committee or a designated Committee member, as noted below, shall review the Company’s quarterly and annual financial results prior to the release of earnings and the Company’s quarterly (10-Q) and annual (10-K) reports prior to filing with the SEC. Attention should be given to both the financial and non-financial information presented in the press release and/or the reports. This review should be held with the Company’s management and independent auditor and include, at a minimum, a discussion of any significant changes to the Company’s critical accounting principles and significant estimates made by management in the preparation of the financial statements. This review should also include a discussion regarding any audit problems or difficulties and management’s response. The Chair of the Committee or another Committee member designated by the Chair may represent the entire Audit Committee for purposes of this review. The Company’s Chief Executive Officer or Chief Financial Officer may represent Company management for purposes of this review.

c.	In consultation with the management, the independent auditor, and the internal auditors, the Committee shall consider the effectiveness of the Company’s disclosure and internal controls. The Committee shall (i) discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures and (ii) review significant findings prepared by the independent auditor and the Internal Audit department together with management’s responses.

d.	The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditor as well as to anyone in the Company. The Committee has the ability to retain, at the Company’s expense, and

2

determine compensation for independent legal, accounting, or other consultants, advisers or experts it deems necessary in the performance of its duties as set forth in Section 10A(m)(5) of the Exchange Act.

e.	The Committee shall annually review a summary of all director and officers’ related party transactions and potential conflicts of interest and shall also review and consider for approval all proposed transactions between the Company and related parties.

2.	Independent Auditor

a.	The independent auditor is directly and ultimately accountable to the Audit Committee, and the Audit Committee, as representatives of the Company’s shareholders, has the sole authority and responsibility to appoint, determine the compensation of and oversee the independent auditor as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee shall review the independence and performance of the independent auditor in accordance with SEC rules and annually appoint the independent auditor and approve in advance the compensation for the annual audit and quarterly reviews. The Audit Committee shall also be responsible for terminating the independent auditor when circumstances warrant. The Committee is also responsible for resolving disagreements between management and the independent auditor.

b.	On at least an annual basis, the Committee should obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company. In addition, the independent auditor shall confirm annually that its firm is in compliance with the rules of and is in good standing with the Public Company Accounting Oversight Board.

c.	The Committee shall review the independent auditor’s audit plan, including, but not limited to, the general audit approach, scope, staffing, locations, and reliance upon management and the Internal Audit department.

d.	The Committee shall discuss those matters with the independent auditor required to be communicated to audit committees in accordance with AICPA SAS 61 at least annually or more (if so requested by the independent auditor).

e.	The provision by the independent auditor of any audit services and any non-audit services permissible under applicable law, including Section 10A(i) of the Exchange Act, shall require the Committee’s approval in advance.

f.	The Committee shall approve in advance the hiring of any person who is an employee or was a former employee of the independent auditor during the preceding three years.

3.	Internal Audit Department

a.	The Committee shall review the plan, changes in plan, activities, organizational structure, and qualifications of the Internal Audit department, as needed. It shall also review the appointment, performance, and replacement of the senior internal audit executive.

3

b.	The Committee shall review any reports prepared by the Internal Audit department indicating errors or irregularities amounting to $50,000 or greater together with management’s response and follow-up to these reports.

c.	The Committee shall establish procedures for receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters, including the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters by Company employees and any other requirements under Section 10A(m)(4) of the Exchange Act.

d.	On at least an annual basis, the Committee shall review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

4.	Qualified Legal Compliance Committee

As the QLCC, the Committee shall:

a.	Adopt and maintain written procedures for the confidential receipt, retention, and consideration of any report of evidence of a material violation of any applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law (a “material violation”).

b.	Have the following authority and responsibility:

i)	To inform the Company’s chief legal counsel, if any, and chief executive officer (the “CEO”) of any report of evidence of a material violation;

ii)	To determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to: (A) notify the full Board; (B) initiate and oversee an investigation, which may be conducted either by the chief legal counsel, if any, or by outside attorneys; and (C) retain such additional experts as the Committee deems necessary to assist in the investigation.

iii)	At the conclusion of any such investigation, the Committee shall (A) recommend, by majority vote, that the Company implement an appropriate response to evidence of a material violation; and (B) inform the chief legal counsel, if any, and the CEO and the Board of the results of any such investigation and the appropriate remedial measures to be adopted.

iv)	By majority vote take all other appropriate action, including the authority to notify the Securities and Exchange Commission in the event that the Company fails in any material respect to implement an appropriate response recommended by the Committee.

4

5.	Other Audit Committee Responsibilities

a.	The Committee shall annually prepare a report to shareholders to be included in the Company’s annual proxy statement as required by the SEC rules.

b.	The Committee shall establish, review, and update periodically a code of ethics for the Company’s chief executive officer, chief financial officer and other key financial personnel and ensure that management has established a system to enforce this code.

c.	The Committee shall periodically perform self-assessment of audit committee performance.

d.	The Committee shall review financial and accounting personnel succession planning within the Company.

e.	The Committee shall maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

f.	The Committee is empowered to perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

5

ANNUAL MEETING OF SHAREHOLDERS OF

RYAN’S FAMILY STEAK HOUSES, INC.

MAY 5, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

*	Please detach along perforated line and mail in the envelope provided	*

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND
“FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE, PLEASE MARK YOUR VOE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	Elect as directors the seven nominees listed below to serve until the Annual Meeting of Shareholders in the year 2005 and until their successors are elected and qualified.

NOMINEES :
[ ]	FOR ALL NOMINEES	( )	Charles D. Way
		( )	G. Edwin McCranie
[ ]	WITHHOLD AUTHORITY	( )	James M. Shoemaker, Jr.
	FOR ALL NOMINEES	( )	Barry L. Edwards
		( )	Harold K. Roberts, Jr.
[ ]	FOR ALL EXCEPT	( )	Brian S. MacKenzie
	See Instruction below	( )	James D. Cockman

INSTRUCTION:	To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: (X)

2.	Approve the amendment to the Company’s Articles of Incorporation to change its name to Ryan’s Restaurant Group, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Ratify the appointment of KPMG LLP as independent auditor for the Company for the current fiscal year.	☐	☐	☐

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

In its discretion, the proxy is authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof and on matters incident to the conduct of the meeting.

If any other business is presented at the Annual Meeting, this proxy card will be voted by the person(s) appointed proxy in his or their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please not that changes to the registered name(s) on the account may note be submitted via this method	[ ]

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign as your name or names appear on this Proxy. When share are held jointly, each holder sign. When signing as executor, administrator ,attorney, trustee, or guardian, please give full title as such. If the signar is a corporation, please sign full corporate name by dully authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RYAN’S FAMILY STEAK HOUSES, INC.
405 Lancaster Avenue (29650)
Post Office Box 100 (29652)
Greer, South Carolina
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

     This undersigned shareholder of Ryan’s Family Steak Houses, Inc. (the “Company”), hereby revoking all previous proxies, hereby appoints Charles D. Way and G. Edwin McCranie and either of them, the attorney or attorneys or proxy or proxies, with full power of substitution to act for and in the name of the undersigned to vote all shares of Common Stock of the Company that the undersigned shall be entitled to vote, at the 2004 Annual Meeting of Shareholders of the Company, to be held at the Greenville/Spartanburg Airport Marriott, Greenville, South Carolina, on Wednesday May 5, 2004, at 11:00 a.m. local time, and at any and all adjournments thereof, as set forth on the reverse side.

Receipt of the Notice of the Meeting, the accompanying Proxy Statement and the Annual Report to Shareholders is hereby acknowledged.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

(Continued and to be signed on the reverse side)

COMMENTS: